                                                                    Exhibit 3.10

                           VISIONWORKS HOLDINGS, INC.

                            ARTICLES OF INCORPORATION


                                       I.

         The name of the Corporation is:

                           Visionworks Holdings, Inc.

                                       II.

         The street address of the initial principal office of the Corporation is Twelve Piedmont Center, Suite 210, Atlanta, Georgia 30305.

                                      III.

         A. The total number of shares of capital stock that the Corporation shall be authorized to issue is Two Million (2,000,000) shares of common stock, no par value (the "Common Stock").

         B. Each share of the Common Stock shall be identical in all respects and for all purposes and entitled to one vote per share in all proceedings in which action may or is required to be taken by the shareholders of the Corporation; participate equally in all dividends payable with respect to the Common Stock, as, if, and when declared by the Board of Directors of the Corporation; and share ratably in all of the assets of the Corporation in the event of any voluntary or involuntary liquidation, winding up of the affairs of the Corporation or upon any distribution of the assets of the Corporation.

                                       IV.

         The initial registered office of the Corporation shall be at 8333 Bryan Dairy Road, Largo, Florida 34647. The initial registered agent of the Corporation at such address shall be Richard W. Roberson.

                                       V.

         The name and address of the incorporator is:
                  Theodore I. Blum, Esq.
                  Alston & Bird
                  One Atlantic Center

                  1201 West Peachtree Street
                  Atlanta, Georgia 30309

                                       VI.

         The initial Board of Directors of the Corporation shall consist of nine members, seven of whom shall be and whose addresses are:

                  John G. Bull
                  790 East Broward Boulevard
                  Suite 400
                  Fort Lauderdale, Florida 33301

                  William S. Green
                  Twelve Piedmont Center
                  Suite 210
                  Atlanta, Georgia 30305

                  Bart McLean
                  Twelve Piedmont Center
                  Suite 210
                  Atlanta, Georgia 30305

                  Larence Park
                  2950 Surrey Lane
                  Fort Lauderdale, Florida 33331

                  Richard W. Roberson
                  8333 Bryan Dairy Road
                  Largo, Florida 34647

                  Edwin A. Wahlen, Jr.
                  Twelve Piedmont Center
                  Suite 210
                  Atlanta, Georgia 30305

                  Wallace Whitley
                  8033 Northwest 47th Drive
                  Coral Springs, Florida 33067

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation.


                              /s/ Theodore I. Blum
                              ------------------------------------
                              Theodore I. Blum, Esq.
                              Incorporator

Acceptance by the Registered Agent as required in Section 407.0501 (3) T.S.:
Richard W. Roberson is familiar with and accepts the obligations provided for in
Section 607.0505 on behalf of VISIONWORKS HOLDINGS, INC.


Dated January 27, 1994.                         /s/ Richard W. Roberson
                                                -------------------------------

           Florida Department of State, Jim Smith, Secretary of State

             STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED
                         AGENT OR BOTH FOR CORPORATIONS

Pursuant to the provisions of sections 607.0502, 617.0502, 607.1508, or 817.1508, Florida Statutes, the undersigned corporation organized under the laws of the State of Florida submits the following statement in order to change its registered office or registered agent, or both, in the State of Florida.

1a.  The name of the corporation is:               VISIONWORKS HOLDINGS, INC.

1b.  Date of incorporation            1/27/94      Document No.    P94000007212

2.  The name and address of the current registered agent and office:

                          CT Corporation System
                    1200 S. Pine Island Road, Plantation, Fl  33324

3. The name and address of the new registered agent and office: (P.O. Box Not acceptable):

                 NRAI Services, Inc.
                 526 Easts Park Avenue, Tallahassee, Florida 32301

The street address of its registered agent and the street address of the business office of its registered agent as changed will be identical.

Such change was authorized by resolution and duly adopted by its board of directors or by an officer so authorized by the board.

                                           Doug Shepard, VP/ Controller
     ------------------------------        ------------------------------------
                 Signature                 Typed or printed name and title

                 8/15/97
     ------------------------------
                  Date

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUES RELATIVE TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATION OF MY POSITION AS REGISTERED AGENT.

                                   SIGNATURE By:  Delane Lundgren, Asst. Sec.
                                                  -----------------------------
                                                       (Registered Agent)

                                   DATE               9/3/97
                                                  -----------------------------
         Division of Corporations, P.O. Box 6327, Tallahassee, Fl 32314
CR2E045 (7-91)                                         FILING FEE:  $35.00

           Florida Department of State, Jim Smith, Secretary of State
             STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED
                         AGENT OR BOTH FOR CORPORATIONS

Pursuant to the provisions of sections 607.0502, 617.0502, 607.1508, or 817.1508, Florida Statutes, the undersigned corporation organized under the laws of the State of Florida submits the following statement in order to change its registered office or registered agent, or both, in the State of Florida.

1a.  The name of the corporation is:              Visionworks Holdings, Inc.


1b.  Date of incorporation 1/27/94                Document No. P96000007212

2. The name and address of the current registered agent and office:

          Richard W. Roberson, 8333 Bryan Dairy road, Largo, Florida 34647


3. The name and address of the new registered agent and office:
                   (P.O. Box Not acceptable):

                             CT CORPORATION SYSTEM
c/o CT Corporation System, 1200 South Pine Island Rd., Plantation, FLorida 33324

The street address of its registered agent and the street address of the business office of its registered agent as changed will be identical.

Such change was authorized by resolution and duly adopted by its board of directors or by an officer so authorized by the board.

                                             Sidney J. Nurkin, Asst. Secretary
     --------------------------              ----------------------------------
              Signature                      Typed or printed name and title

               3/15/94
     --------------------------
                Date

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUES RELATIVE TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATION OF MY POSITION AS REGISTERED AGENT.

                                     CT Corporation System
                                     SIGNATURE By:
                                                 -----------------------------
                                                   (Registered Agent)
                                     DATE  Allan Farnell, Asst. Secy. 3/15/94

         Division of Corporations, P.O. Box 6327, Tallahassee, Fl 32314

CR2E045 (7-91)                                              FILING FEE:  $35.00

           Florida Department of State, Jim Smith, Secretary of State
             STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED
                         AGENT OR BOTH FOR CORPORATIONS

Pursuant to the provisions of sections 607.0502, 617.0502, 607.1508, or 817.1508, Florida Statutes, the undersigned corporation organized under the laws of the State of Florida submits the following statement in order to change its registered office or registered agent, or both, in the State of Florida.

1a.  The name of the corporation is:              Visionworks Holdings, Inc.


1b.  Date of incorporation 1/27/94                Document No. P96000007212

2. The name and address of the current registered agent and office:

          Richard W. Roberson, 8333 Bryan Dairy road, Largo, Florida 34647


3. The name and address of the new registered agent and office:
                   (P.O. Box Not acceptable):

                             CT CORPORATION SYSTEM
c/o CT Corporation System, 1200 South Pine Island Rd., Plantation, FLorida 33324

The street address of its registered agent and the street address of the business office of its registered agent as changed will be identical.

Such change was authorized by resolution and duly adopted by its board of directors or by an officer so authorized by the board.

                                             Sidney J. Nurkin, Asst. Secretary
     --------------------------              ----------------------------------
              Signature                      Typed or printed name and title

               3/15/94
     --------------------------
                Date

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUES RELATIVE TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATION OF MY POSITION AS REGISTERED AGENT.

                                     CT Corporation System
                                     SIGNATURE By:
                                                 -----------------------------
                                                   (Registered Agent)
                                     DATE  Allan Farnell, Asst. Secy. 3/15/94

         Division of Corporations, P.O. Box 6327, Tallahassee, Fl 32314

CR2E045 (7-91)                                              FILING FEE:  $35.00